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                                                                    EXHIBIT 23.4

DAY, BERRY & HOWARD                                     CityPlace
                                                        Hartford
Counsellors at Law                                      Connecticut 06103-3499
Hartford, Stamford and Boston                           Telephone (203) 275-0100
                                                        Facsimile (203) 275-0343
                                                        Telex 990686




                                 December 6, 1994



Central Maine Power Company
83 Edison Drive
Augusta, Maine  04336

Re: $150,000,000 in Aggregate Principal Amount of Medium-Term Notes, Series C (the "Notes") of Central Maine Power Company (the "Company")
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the use of our name under the caption "Legal Opinions" in the Company's Registration Statement on Form S-3 pursuant to which the offering of the Notes is being registered under the Securities Act of 1933.

                                    Very truly yours,

                                    /s/ Day, Berry & Howard

                                    Day, Berry & Howard


RCM:stmz